EXHIBIT 10.4
AMENDMENT
TO THE
POSTRETIREMENT LIFE INSURANCE PLAN OF
THE PACIFIC GAS AND ELECTRIC COMPANY

A.	Adoption and effective date of amendment. This Amendment to the Postretirement Life Insurance Plan of the Pacific Gas and Electric Company (the "Plan") is adopted by the Board of Directors of the Pacific Gas and Electric Company to restate and update the Plan's governance structure. This Amendment shall be effective as of February 16, 2016.

B.	Supersession of inconsistent provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

C.	The Preamble to the Plan is restated to read as follows:

This is the controlling and definitive statement of the Pacific Gas and Electric Company Postretirement Life Insurance Plan ("PLAN").  The PLAN is for the benefit of all eligible employees of Pacific Gas and Electric Company ("COMPANY") and the EMPLOYERS.  The PLAN was first adopted in substantially its current form by the BOARD OF DIRECTORS in 1978 and has since been amended from time to time.  Except as expressly stated by any amendment to this PLAN, benefits of eligible employees who retire, terminate from employment, or cease to be an eligible employee prior to the effective date of any amendment shall not be affected by any such amendment.

D.	Section 1.02 of the Plan is amended to read as follows:

1.02	Bargaining Unit Employee shall mean an employee of the COMPANY or of an EMPLOYER, and who is a member of a collective bargaining unit.

E. Section 1.03 of the Plan is amended to read as follows:

1.03	Beneficiary shall mean the individual or individuals or intervivos trust or trusts that an eligible employee designates to receive benefits under Section 3.02. Such designation must be made on a form provided by, and filed with, the PLAN ADMINISTRATOR.

F. A new Section 1.03A of the Plan is added to read as follows:

1.03A	Benefits shall mean the Benefits Department of the COMPANY, 1850 Gateway Boulevard, 7th Floor, Concord, CA 94250.

G.	A new Section 1.04A of the Plan is added to read as follows:

1.04A	Claim Administrator shall mean an entity which regularly engages in the business of providing claims administration, adjustment and payment and claim review services to employee welfare benefit plans, including an insurer. The Claim Administrator for the PLAN is listed in the most recent SUMMARY PLAN DESCRIPTION as modified by subsequent SUMMARIES OF MATERIAL MODIFICATIONS.

H.	A new Section 1.04B of the Plan is added to read as follows:

1.04B	Code shall mean the Internal Revenue Code of 1986, as amended.

I.	A new Section 1.06A of the Plan is added to read as follows:

1.06A	Employee Benefit Appeals Committee shall mean the committee consisting of the senior officer for Human Resources of the COMPANY (or his or her delegate), the General Counsel of the COMPANY (or his or her delegate) and one other employee or officer of the COMPANY selected by the aforedesignated persons. If there is no senior officer for Human Resources of the COMPANY, then a senior vice president of PG&E Corporation (or, if such role is vacant, the equivalent position at the COMPANY) will instead be a member of the Employee Benefit Appeals Committee. Action of the Employee Benefit Appeals Committee shall be by vote of a majority of the members of the Employee Benefit Appeals Committee (whether telephonic, in person or some other form), or in writing without a meeting, and effectively evidenced by the signature of any member who is so authorized by the Employee Benefit Appeals Committee.

J.	A new Section 1.06B of the Plan is added to read as follows:

1.06B	Employee Benefit Committee shall mean the Employee Benefit Committee, as referred to in Section 3.02C.

K.	A new Section 1.06C is added to read as follows:

1.06C	Employer shall mean the COMPANY, PG&E Corporation, PG&E Corporation Support Services, Inc., PG&E Corporation Support Services II, Inc., and any other company or association designated pursuant to Section 3.02B(a)(2).

L.	A new Section 1.06D is added to read as follows:

1.06D	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

M.	Section 1.07 of the Plan is amended to read as follows:

1.07	Group Life Insurance Plan shall mean the Pacific Gas and Electric Company Group Life Insurance Plan, restated June 1, 2013, as amended from time to time.

N.	Section 1.08 of the Plan is amended to read as follows:

1.08	Management Employee shall mean an employee of the COMPANY or of an EMPLOYER who is employed in a monthly paid position, but who is not in a collective bargaining unit.

O.	Section 1.11 of the Plan is amended to read as follows:

1.11	Plan Administrator shall mean the EMPLOYEE BENEFIT COMMITTEE, 1850 Gateway Blvd., Room 7025, Concord, CA, 94520.
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P.	A new Section 1.11A of the Plan is added to read as follows:

1.11A	Retirement Plan shall mean The Pacific Gas and Electric Company Retirement Plan, restated January 1, 2014, as amended from time to time.

Q.	Section 1.12 of the Plan is amended to read as follows:

1.12	Service shall mean the "credited service" as that term is defined in the RETIREMENT PLAN or, if the Compensation Committee of the Board of Directors of PG&E Corporation has granted an adjusted service date for an eligible employee, "credited service" as calculated from such adjusted service date. Additionally, for purposes of this PLAN, Service shall include service with any EMPLOYER.

R.	A new Section 1.12A is added to read as follows:

1.12A	Summary of Material Modification shall mean a notice of amendment or change required by ERISA, when the PLAN has been amended or when other information is required to appear in the PLAN's SUMMARY PLAN DESCRIPTION.

S. A new Section 1.12B is added to read as follows:

1.12B	Summary Plan Description shall mean the most recent "Summary of Benefits Handbook for Retirees and Surviving Dependents," as modified by subsequent Summaries of Material Modifications.

T. A new Section 1.12C is added to read as follows:

1.12C	Trusts shall mean the trusts that may be established to fund certain benefits under the PLAN.

U.	A new Section 1.12D is added to read as follows:

1.12D	Trustee shall mean such bank or trust company selected by the EMPLOYEE BENEFIT COMMITTEE which agrees to act as trustee or successor trustee pursuant to the TRUST AGREEMENT.

V.	A new Section 1.12E is added to read as follows:

1.12E	Trust Agreement shall mean a written agreement among the COMPANY, the EMPLOYEE BENEFIT COMMITTEE and the TRUSTEE governing the provision of trustee services to the PLAN.

W. Section 1.13 is amended to read as follows:

1.13	Weekly-Paid Non-Bargaining Unit Employee shall mean an employee of the COMPANY or an EMPLOYER, but who is paid on a weekly basis and is not a member of a collective bargaining unit.

X. Section 2.02 of the Plan is amended to read as follows:

2.02	Terminated Employees. Anything the PLAN to the contrary notwithstanding, an employee whose employment with the COMPANY or an EMPLOYER terminates prior to attaining "Normal Retirement Date" or "Early Retirement Date," as those terms are defined under the RETIREMENT PLAN, shall not be an eligible employee entitled to benefits under the PLAN.

Y. Section 3.02 of the Plan is amended to read as follows:

3.02	Designation of Beneficiary. An eligible employee who has elected a form of benefit providing for the payment of life insurance proceeds upon his death shall designate a BENEFICIARY, or change such BENEFICIARY, by filling out a form provided by, and filed with, the PLAN ADMINISTRATOR for this purpose. The designation of a BENEFICIARY becomes effective only when received by the PLAN ADMINISTRATOR. If there is no designation of a BENEFICIARY on file with the PLAN ADMINISTRATOR, the BENEFICIARY shall be in accordance with the eligible employee's designation of a beneficiary for the purposes of the GROUP LIFE INSURANCE PLAN. If the designated BENEFICIARY is not living at the time of the eligible employee's death, the PLAN ADMINISTRATOR shall determine the individual, individuals, or estate entitled to receive benefits by application of the procedures set out in the GROUP LIFE INSURANCE PLAN.

Z. A new Section 3.02A of the Plan is added to read as follows:

3.02A	Funding and Expenses.

(a)	Costs of Benefits. The cost of benefits under the PLAN may be funded by EMPLOYER contributions (from the general assets or by payment through one or more TRUSTS). Each EMPLOYER is responsible for making contributions to the PLAN on behalf of its eligible employees, or for reimbursing the COMPANY for the cost of such contributions, as provided in Section 3.02B(a)(3), as determined by the [PLAN ADMINISTRATOR] in its sole discretion. In the event an EMPLOYER fails to make its allocable share of any contribution, and the COMPANY does not exercise its discretion to make the contribution on such EMPLOYER's behalf, participation in the PLAN of the eligible employees of such EMPLOYER will be suspended to the extent permitted under applicable law. If, at some future date, the EMPLOYER makes all past-due contributions, the participation of its eligible employees will be recognized for the period of suspension.

(b)	Use of Trusts. The Company may, but is not required to, establish one or more TRUSTS for the payment of benefits under the PLAN.

(c)	Liability for Benefit Costs Under Insurance Agreements. If a benefit under the PLAN is insured under an agreement with an insurance company, then the EMPLOYERS assume no liability or responsibility therefor. Any person having a right or claim shall look solely to the insurance company that is obliged to provide such benefits.

(d)	Plan Expenses. The expenses incurred in administering the PLAN shall be borne by the EMPLOYERS or by the TRUSTS used to fund the benefits under the PLAN. The EMPLOYERS' liability for the expenses of PLAN administration, to the extent applicable, may be equitably apportioned among the EMPLOYERS, as determined by the EMPLOYEE BENEFIT COMMITTEE (solely in a settlor capacity) in its sole discretion. Such permissible expenses that may be borne by the TRUSTS shall, to the extent consistent with ERISA, include any expenses incident to the functioning of the PLAN ADMINISTRATOR or any department of the EMPLOYERS, including, but not limited to, fees for accountants, actuaries, counsel, investment managers and other specialists and their agents and other costs of administering the PLAN. The EMPLOYERS may seek reimbursement from the TRUSTS, if any, for expenses of administering this PLAN, to the extent applicable and permitted by the CODE and ERISA. A refund, rebate, performance guarantee penalty or similar item related to the operation of the PLAN may be paid directly to the COMPANY's operating general assets or to the TRUSTS as designated by the PLAN ADMINISTRATOR in its sole discretion as permitted under ERISA or the CODE. The expenses of a CLAIM ADMINISTRATOR shall be borne by the CLAIM ADMINISTRATOR, the COMPANY or the TRUSTS, as provided in the applicable agreement with the CLAIM ADMINISTRATOR, as permitted under the CODE or ERISA.

AA. A new Section 3.02B of the Plan is added to read as follows:

3.02B	Company's Settlor Powers.

(a)	Company Powers. The COMPANY, acting through its BOARD OF DIRECTORS or any duly authorized committee of the BOARD OF DIRECTORS, or the Board of Directors (or any committee thereof) of PG&E Corporation, shall have the following powers:

(1)	Amend or Terminate the Plan. The power to amend or terminate the PLAN.

(2)	Designation and Removal of Employers. The power to designate and remove the EMPLOYERS whose eligible employees may participate in the PLAN.

(3)	Contribution to the Plan. The power to contribute to the PLAN, or as applicable, TRUSTS, such amount of contributions as the COMPANY shall determine in its sole discretion.

(b)	Discretionary Delegation of Settlor Powers. The COMPANY, acting through its BOARD OF DIRECTORS or any duly authorized committee of the BOARD OF DIRECTORS, or the Board of Directors (or any committee thereof) of PG&E Corporation, may delegate any of its powers described in Section 3.02B(a), including, but not limited to, to the BOARD OF DIRECTORS, or any committee thereof, of the COMPANY, to the Board of Directors, or any committee thereof, of PG&E Corporation, or to an officer of either the COMPANY or PG&E Corporation. Any use of such powers by a delegate of the BOARD OF DIRECTORS of the COMPANY or the Board of Directors of PG&E Corporation, as the case may be, shall have the same force and effect as if utilized by the BOARD OF DIRECTORS of the COMPANY or the Board of Directors of PG&E Corporation, as the case may be, and shall be considered a settlor and non-fiduciary activity by the delegate.

(c)	Delegation of Settlor Authority to the Employee Benefit Committee. The EMPLOYEE BENEFIT COMMITTEE, in a settlor capacity, is authorized to adopt amendments that, as determined by the EMPLOYEE BENEFIT COMMITTEE in its sole discretion, are:

(1)	Required by Law. Required to comply with applicable law; or

(2)	Amendments Not Materially Impacting Plan Benefits, Rights or Features or Benefit Structures. Amendments that improve the operation of the PLAN but that do not affect the governance structure of the PLAN and do not have a material effect on PLAN benefits, rights or features.

(d)	Prohibited Amendments. Notwithstanding the foregoing, no amendment shall:

(1)	Authorize or permit any part of the TRUST (other than such part as is required to pay taxes and PLAN expenses consistent with applicable law) to be used for or diverted other than for the exclusive benefit of the eligible employees or their BENEFICIARIES prior to the satisfaction of all liabilities with respect to the eligible employees or their BENEFICIARIES;

(2)	Diminish any benefits arising from incurred but unpaid claims for benefits of eligible employees prior to the effective date of such amendment; or

(3)	Cause or permit any portion of the TRUST to revert to or become the property of any EMPLOYER except to the extent permitted under applicable law.

BB.	A new Section 3.02C of the Plan is added to read as follows:

3.02C	Employee Benefit Committee.

(a)	Composition of the Employee Benefit Committee. The Chief Financial Officer of PG&E Corporation, the General Counsel of PG&E Corporation and the Executive Vice President, Corporate Services and Human Resources, of PG&E Corporation shall be members of the EMPLOYEE BENEFIT COMMITTEE and shall designate two additional members of the EMPLOYEE BENEFIT COMMITTEE who shall be officers or employees of the PG&E Corporation or its subsidiaries. If there is no Executive Vice President, Corporate Services and Human Resources of PG&E Corporation, then the senior most human resources officer of the COMPANY (or, if such role is vacant, the equivalent position at PG&E Corporation) will instead be a member of the EMPLOYEE BENEFIT COMMITTEE. The EMPLOYEE BENEFIT COMMITTEE shall designate one of its members to serve as its Chairman.

(b)	Quorum. A quorum of the EMPLOYEE BENEFIT COMMITTEE shall consist of three members.

(c)	Action by the Employee Benefit Committee. Action of the EMPLOYEE BENEFIT COMMITTEE shall be by vote of a majority of the members of the EMPLOYEE BENEFIT COMMITTEE present at a meeting, or in writing without a meeting and evidenced by the signature of the Chairman of the EMPLOYEE BENEFIT COMMITTEE or any member who is so authorized by the EMPLOYEE BENEFIT COMMITTEE or its Chairman.

CC.	Section 3.03 of the Plan is amended to read as follows:

3.03	Plan Administration.

(a)	Plan Administrator and Named Fiduciary. The EMPLOYEE BENEFIT COMMITTEE serves as the PLAN ADMINISTRATOR. The PLAN ADMINISTRATOR is the "named fiduciary," within the meaning of Section 402(a)(2) of ERISA, of the PLAN, but only with respect to its duties and powers as PLAN ADMINISTRATOR. For purposes of clarity, the EMPLOYEE BENEFIT COMMITTEE is not a fiduciary for any other purpose, including, but not limited to, the duties and powers allocated to others, as provided in Section 3.03(f) and 3.03(g), below.

(b)	Plan Administrator Duties and Powers. To the extent not the responsibility of a CLAIM ADMINISTRATOR or some other entity, the PLAN ADMINISTRATOR shall have the discretionary authority with respect to all duties necessary or powers desirable to administer the PLAN, including, but not limited to, the following:

(1)	To interpret all provisions of the PLAN and to establish reasonable rules and procedures to facilitate the administration of the PLAN;

(2)	To communicate the terms of the PLAN to eligible employees and BENEFICIARIES;

(3)	To prescribe procedures and related forms (which may be electronic in nature) to be followed by eligible employees and BENEFICIARIES filing claims for benefits under the PLAN;

(4)	To receive from eligible employees and BENEFICIARIES such information as shall be necessary for the proper administration of the PLAN;

(5)	To keep records related to the PLAN, including records related to claims for benefits filed and paid under the PLAN, and any other information required by the CODE and ERISA;

(6)	To enter into appropriate agreements with, appoint, discharge and periodically monitor the performance of third party administrators, insurers, service providers, investment managers, consultants, accountants, attorneys and other agents in the administration of the PLAN;

(7)	To prepare and file any reports or returns with respect to the PLAN required by the CODE and ERISA;

(8)	To correct errors and make equitable adjustments for mistakes made in the administration of the PLAN, including, but not limited to, for mistakes made in the payment or nonpayment of benefits under the PLAN, specifically, and without limitation, to recover erroneous overpayments made by the PLAN to an eligible employee or BENEFICIARY, in whatever manner the PLAN ADMINISTRATOR deems appropriate, including suspensions or recoupment of, or offsets against, future payments, including benefit payments or wages, due that eligible employee or BENEFICIARY;

(9)	To issue rules and regulations necessary for the proper conduct and administration of the PLAN and to change, alter or amend such rules and regulations;

(10)	To determine all questions arising in the administration of the PLAN, to the extent the determination is not the responsibility of a third party administrator, insurer or some other entity;

(11)	To propose and accept settlements and offsets of claims, overpayments and other disputes involving claims for benefits under the PLAN;

(12)	To direct the TRUSTEE to pay benefits and PLAN expenses chargeable to the PLAN;

(13)	To determine and charge to each EMPLOYER its share of the EMPLOYER contributions made by the COMPANY;

(14)	To determine and enforce any limits on benefit elections hereunder;

(15)	To compute the amount and kind of benefits payable to eligible employees and BENEFICIARIES, to the extent such determination is not the responsibility of a third party administrator, insurer or some other entity; and

(16)	Such other duties or powers provided in the PLAN or necessary to administer the PLAN.

(c)	Allocation and Delegation of Duties and Powers. The PLAN ADMINISTRATOR shall have the authority to:

(1)	Allocation of Duties and Powers. Allocate, from time-to-time, by a written instrument filed in its records, all or any part of its duties and powers under the PLAN to one or more of its members, including a subcommittee, as may be deemed advisable, and in the same manner to revoke such allocation of duties and powers. In the exercise of such allocated duties and powers, any action of the member or subcommittee to whom duties and powers are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the PLAN ADMINISTRATOR and shall be afforded the same deference and arbitrary and capricious level of review afforded to the PLAN ADMINISTRATOR. The PLAN ADMINISTRATOR shall not be liable for any acts or omissions of such member or subcommittee. The member or subcommittee to whom duties and powers have been allocated shall periodically report to the PLAN ADMINISTRATOR concerning the discharge of the allocated duties and powers.

(2)	Delegation of Duties and Powers. Delegate, from time-to-time, by a written instrument filed in its records, all or any part of its duties and powers under the PLAN to such person or persons, as the PLAN ADMINISTRATOR may deem advisable (and may authorize such person to delegate such duties and powers to such other person or persons as the PLAN ADMINISTRATOR shall authorize) and in the same manner to revoke any such delegation of duties and powers. Any action of the delegate in the exercise of such delegated duties and powers shall have the same force and effect for all purposes hereunder as if such action had been taken by the PLAN ADMINISTRATOR and shall be afforded the same deference and arbitrary and capricious level of review afforded to the PLAN ADMINISTRATOR. The PLAN ADMINISTRATOR shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the PLAN ADMINISTRATOR concerning the discharge of the delegated duties and powers.

(3)	Deemed Delegation of Duties and Powers. The PLAN ADMINISTRATOR shall be deemed to have delegated its duties and powers for determining benefits, eligibility for benefits and/or other PLAN operations to a third party administrator, insurer or other person where such person has been appointed by the PLAN ADMINISTRATOR or its delegate to make such determinations. In such case, such other person shall have the duties and powers as the PLAN ADMINISTRATOR as set forth in this PLAN document. Any action of the delegate in the exercise of such delegated duties and powers shall have the same force and effect for all purposes hereunder as if such action had been taken by the PLAN ADMINISTRATOR and shall be afforded the same deference and arbitrary and capricious level of review afforded to the PLAN ADMINISTRATOR.

(d)	Claim Administrators. Each CLAIM ADMINISTRATOR is a "named fiduciary," within the meaning of Section 402(a)(2) of ERISA, of the Plan, but only with respect to its duties and powers as CLAIM ADMINISTRATOR. For purposes of clarity, a CLAIM ADMINISTRATOR is not a fiduciary for any other purpose, including, but not limited to, the duties allocated to others, as provided in Section 3.03(b) and Section 3.03(g). The PLAN ADMINISTRATOR shall have no responsibility for reviewing claims for benefits that are required by the terms of the applicable agreement to be processed by the CLAIM ADMINISTRATOR.

(e)	Claim Administrator Duties and Powers. A CLAIM ADMINISTRATOR shall have all duties and powers necessary or desirable to handle the day-to-day administration of benefits under the PLAN, which would include the discretionary authority to interpret and decide all matters of fact in granting or denying benefits under the PLAN. The CLAIM ADMINISTRATOR's interpretations and decisions shall be final and conclusive on all persons claiming benefits under the PLAN. For purposes of clarity, if a benefit is provided through an insurance contract, any claim that is required by the terms of the insurance contract to be processed by an insurance company shall be made in writing to the insurance company.

(f)	Named Fiduciary for Initial Claims and Appeals Relating to Benefit Determinations and Initial Claims Relating to Eligibility Determinations under Section 3.04. The CLAIM ADMINISTRATOR is the "named fiduciary," within the meaning of Section 402(a)(2) of ERISA, for purposes of exercising its discretionary authority in deciding initial claims and appeals of claims not related to questions of length of SERVICE, status or membership in the PLAN, as described in Section 3.04. For purposes of clarity, the CLAIM ADMINISTRATOR is not a fiduciary for any other purpose.

(g)	Named Fiduciary for Appeals of Eligibility Determinations under Section 3.04. The EMPLOYEE BENEFIT APPEALS COMMITTEE is the "named fiduciary," within the meaning of Section 402(a)(2) of ERISA, for purposes of exercising its discretionary authority in determining appeals of claims for benefits under the PLAN involving questions of length of SERVICE, status or membership in the PLAN. For purposes of clarity, the EMPLOYEE BENEFIT APPEALS COMMITTEE is not a fiduciary for any other purpose.

(h) Indemnification and Exculpation.

(1)	Scope. The PLAN shall indemnify and exculpate any current and former director, officer and employee of the COMPANY, as well as current and former members of the EMPLOYEE BENEFIT COMMITTEE, EMPLOYEE BENEFIT APPEALS COMMITTEE and BENEFITS ("COVERED PERSONS") against any and all claims of liability and investigations brought against the COVERED PERSON arising in connection with the exercise of the COVERED PERSON's duties and powers to the PLAN, including all expenses (including reasonable attorneys' fees) reasonably incurred in the COVERED PERSON's defense of the claims of liability or investigations, unless (i) the COVERED PERSON has committed gross negligence, fraud or breach of fiduciary duty under ERISA with respect to the claims of liability or investigations, as determined in a non-appealable judgment of a court of competent jurisdiction or as set forth in a legal opinion issued by independent counsel to the EMPLOYEE BENEFIT COMMITTEE or (ii) indemnification or exculpation would violate applicable law.

(2)	Advancement of Expenses. The PLAN may advance all expenses (including reasonable attorneys' fees) reasonably incurred by a COVERED PERSON in the defense against claims of liability or investigations brought against the COVERED PERSON arising in connection with the exercise of the COVERED PERSON's duties and powers to the PLAN; provided that, the EMPLOYERS shall have the right, but not the obligation, to conduct the defense of such COVERED PERSON. Any advance to a COVERED PERSON must be conditioned upon delivery to the PLAN (or if the expenses are advanced by an EMPLOYER, then to such EMPLOYER) of an undertaking by, or on behalf of, the COVERED PERSON to repay all such amounts to the PLAN (or if the expenses are advanced by an EMPLOYER, then to such EMPLOYER) if it is ultimately determined that the COVERED PERSON is not entitled to indemnification and exculpation in accordance with Section 3.03(h)(1).

(3)	Certain Claims of Liability. Provided that the COVERED PERSON is otherwise entitled to be indemnified and exculpated in accordance with Section 3.03(h)(1), the PLAN may only indemnify the COVERED PERSON for reasonably incurred legal expenses (including reasonable attorneys' fees) in respect of claims of liability brought by the PLAN, the TRUSTEE or an EMPLOYER against the COVERED PERSON to the maximum extent permitted by law. Notwithstanding Section 3.03(h)(2), the PLAN may not advance any expenses to the COVERED PERSON in respect of claims of liability brought by the PLAN or brought by the TRUSTEE against the COVERED PERSON. For purposes hereof, claims of liability "brought by the PLAN" means those claims initiated by the EMPLOYEE BENEFIT COMMITTEE.

(4)	Source of Indemnification and Exculpation. The EMPLOYERS, in their sole discretion, may indemnify, exculpate and advance the expenses (including reasonable attorneys' fees) of COVERED PERSONS, as provided in this Section 3.03(h). The EMPLOYERS may satisfy these obligations through the purchase of a policy or policies of insurance providing equivalent protection, which shall be considered primary to any funds that may be provided by the EMPLOYERS or the PLAN to the extent that an insurance company grants coverage with respect to any claim or investigation subject to the scope set forth in Section 3.03(h)(1). The EMPLOYERS' liability for the expenses of COVERED PERSONS, to the extent applicable, may be equitably apportioned among the EMPLOYERS, including any EMPLOYER that subsequently ceases to be an EMPLOYER, as determined by the PG&E Corporation Board of Directors, or any of its committees, in its sole discretion.

DD.	Section 3.04 of is amended to read as follows:

3.04	Claims and Appeals Procedure.

(a)	Compliance with Regulations. It is intended that the claims procedure of this PLAN be administered in accordance with the claims procedure regulations of the U.S. Department of Labor set forth in 29 C.F.R. Section 2560.503-1.

(b)        Initial Claims.

(1)	Submission of Initial Claims Relating to the Payment of Plan Benefits. Claims for benefits under the PLAN made by an eligible employee, BENEFICIARY or other person covered or claiming they are entitled to benefits from the PLAN ("CLAIMANT") (or by an authorized representative of any CLAIMANT) must be submitted in writing to the CLAIM ADMINISTRATOR.

(2)	Submission of Initial Claims Relating to Eligibility. Claims relating to length of SERVICE, status or membership in the PLAN made by a CLAIMANT (or by an authorized representative of such CLAIMANT) must be submitted in writing to the CLAIM ADMINISTRATOR.

(3)	Authorized Representative. The PLAN ADMINISTRATOR may establish and enforce reasonable procedures for determining whether any individual or entity has been authorized to act on behalf of a CLAIMANT.

(4)	Processing of Approved Claims. Approved claims will be processed and, if applicable, the PLAN ADMINISTRATOR will issue instructions for the provision of benefits as approved.

(5)	Notification of Denied Claims. If a claim is denied in whole or in part by the CLAIM ADMINISTRATOR in its discretion, the CLAIM ADMINISTRATOR shall notify the CLAIMANT of the decision by written or electronic notice, in a manner calculated to be understood by the CLAIMANT. The notice shall set forth:

a)	The specific reasons for the denial of the claim;

b)	A reference to specific provisions of the PLAN on which the denial is based;

c)	A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

d)	An explanation of the PLAN's claims review procedure for the denied or partially denied claim and any applicable time limits, and a statement that the CLAIMANT has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

Such notification shall be given within 90 days after the claim is received by the CLAIM ADMINISTRATOR (or within 180 days, if special circumstances require an extension of time for processing the claim, and provided that written notice of such extension and circumstances and the date a decision is expected is given to the CLAIMANT within the initial 90-day period).  A claim is considered approved only if its approval is communicated in writing to a CLAIMANT.

(c)        Appeals of Denied Claims.

(1)	Right to Appeal Benefit Determinations. Upon denial of a claim in whole or in part for benefits under the PLAN, or failure of the CLAIM ADMINISTRATOR to provide a notice of denial as set forth in Section 3.04(b)(5), a CLAIMANT or his or her duly authorized representative shall have the right to submit a written request to the CLAIM ADMINISTRATOR for a full and fair review of the denied claim. A request for review of a claim must be submitted within 60 days of receipt by the CLAIMANT of written notice of the denial of the claim. If the CLAIMANT fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the CLAIMANT precluded from reasserting it.

(2)	Right to Appeal Eligibility Determinations. Upon denial of a claim in whole or in part relating to length of SERVICE, status or membership in the PLAN, or failure of the CLAIM ADMINISTRATOR to provide a notice of denial as set forth in Section 3.04(b)(5), a CLAIMANT or his or her duly authorized representative shall have the right to submit a written request to the EMPLOYEE BENEFIT APPEALS COMMITTEE for a full and fair review of the denied claim. A request for review of a claim must be submitted within 90 days of receipt by the CLAIMANT of written notice of the denial of the claim. If the CLAIMANT fails to file a request for review within 90 days of the denial notification, the claim will be deemed abandoned and the CLAIMANT precluded from reasserting it.

(3)	Access to Documents and Records. The CLAIMANT or the CLAIMANT's representative shall have, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the CLAIMANT's claim.

(4)	Right to Submit Additional Information. The CLAIMANT may submit written comments, documents, records and other information relating to the claim.

(5)	Scope of the Review. The review process shall include all comments, documents, records and other information submitted by the CLAIMANT relating to the claim, without regard to whether such information was submitted or considered in the initial determination.

(6)	Preclusion for Materials Not Submitted. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(7)	Decision on Review. The decision on review shall be in written or electronic form, in a manner calculated to be understood by the CLAIMANT. If the claim is denied on review, the notice shall set forth:

a)	The specific reasons for the denial of the appeal of the claim;

b)	A reference to specific provisions of the PLAN on which the denial is based;

c)	A statement that the CLAIMANT is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the CLAIMANT's claim for benefits; and

d)	A statement describing any voluntary appeal procedures offered by the PLAN (if any) and the CLAIMANT's right to obtain the information about such procedures, and a statement of the CLAIMANT's right to bring an action under Section 502(a) of ERISA.

The CLAIMANT will be advised of the results of the review within 60 days after receipt of the written request for review (or within 120 days if special circumstances require an extension of time for processing the request, and if notice of such extension and circumstances, including the date a decision is expected to be made, is given to such CLAIMANT within the initial 60 day period).

(e)	Authority of Claim Administrator and Employee Benefit Appeals Committee and Deference to their Decisions. To the extent of the responsibility to review initial benefit and eligibility claims, as well as to review appeals of the denial of benefit claims (with respect to the CLAIM ADMINISTRATOR) or to review appeals of denial of claims relating to length of SERVICE, status or membership in the PLAN (with respect to the EMPLOYEE BENEFIT APPEALS COMMITTEE), then the CLAIM ADMINISTRATOR and the EMPLOYEE BENEFIT APPEALS COMMITTEE shall have the discretionary authority to interpret and apply the provisions of the PLAN and such decisions shall be afforded the maximum deference permitted by law. Benefits will be paid only if the CLAIM ADMINISTRATOR (with respect to initial benefit and eligibility claims) or the CLAIM ADMINISTRATOR or EMPLOYEE BENEFIT APPEALS COMMITTEE, on appeal, as the case may be, decides in its discretion that the CLAIMANT is so entitled. The decisions of the CLAIM ADMINISTRATOR and EMPLOYEE BENEFIT APPEALS COMMITTEE shall be final and binding on the CLAIMANT.

(f)	Exhaustion of Claims Procedure Required in All Cases. Any eligible employee, BENEFICIARY or other person made subject to the claims procedures in this Section 3.04, and the SUMMARY PLAN DESCRIPTION, as modified by subsequent SUMMARIES OF MATERIAL MODIFICATION must follow and exhaust the applicable claims procedures described in this Section 3.04 before taking action in any other forum regarding a claim for benefits under the PLAN or alleging a violation of or seeking any remedy under any provision of ERISA or other applicable law.

EE.      Section 3.05 of the Plan is deleted in its entirety and is hereby reserved.

FF.	All references to "employer" and "participating employer" in the Plan are replaced with references to "EMPLOYER."

GG.	All references to "Retirement Plan" and "COMPANY'S Retirement Plan" in the Plan are replaced with references to "RETIREMENT PLAN."

HH.	All references to "GROUP LIFE INSURANCE AND LONG-TERM DISABILITY PLAN" in the Plan are replaced with references to "GROUP LIFE INSURANCE PLAN."

II.	All references to "Officer" in the Plan are replaced with references to "officer."

The foregoing amendments were duly adopted by the Compensation Committee of the Board of Directors of PG&E Corporation on February 16, 2016.

JASON WELLS
_____________________________________________
Jason Wells
Chairman, Employee Benefit Committee